UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2015
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 15, 2015, Cellectar Biosciences, Inc. (the “Company”) appointed James V. Caruso as President and Chief Executive Officer. He was also named to the Company’s Board as a Class II director. Mr. Caruso replaces Simon Pedder who has served as Chief Executive Officer since October 2013 and is retiring from his position of President, Chief Executive Officer and Class II director.

Mr. Caruso, 56, brings over 25 years of industry experience to the role, having served most recently as Executive Vice President, Chief Operating Officer and Co-Founder of HIP Innovation Technology, LLC from August 2010 until June 2015. He previously held positions as Chief Commercial Officer at Allos Therapeutics from June 2006 until August 2010, and Senior V.P. Sales and Marketing at Bone Care International from June 2003 until May 2005. Prior to that he held a number of sales and marketing positions at Novartis, Bristol Myers-Squibb and BASF. Mr. Caruso holds a Bachelor of Science in Finance from the University of Nevada.

Mr. Caruso will receive a base salary of $375,000 per year, is eligible to receive an annual bonus of up to 50 percent of base salary, and was granted, as an inducement award, an option to purchase 375,000 shares of the Company’s common stock at an exercise price of $2.64 per share, vesting annually over four years. In the event of a dismissal without cause or upon a constructive dismissal following a change in control, Mr. Caruso will be entitled to six months of severance. Mr. Caruso will also receive reimbursement of certain expenses in connection with his temporary accommodation in, and relocation to, the Madison, Wisconsin area.

Cellectar also announced the appointment of Stefan Loren as a Class III Director. Dr. Loren, 51, is the founder of Loren Capital Strategy (LCS), a firm investing in and advising public and private health care companies since February 2014. Prior to LCS, Dr. Loren held the position of Managing Director at Westwicke Partners, developing and executing capital markets and investor relations strategies, from July 2008 until February 2014. He is currently a director at GenVec and at Marina Biosciences.

Dr. Loren received an option to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.64 per share, vesting quarterly over three years.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 16, 2015, we issued a press release announcing the appointment of Mr. Caruso and Dr. Loren. The press release is furnished as Exhibit 99.1 and is incorporated by reference in this Item.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title

99.1	Press Release dated June 16, 2015 entitled “Cellectar Biosciences Appoints Industry Veteran Jim Caruso President and Chief Executive Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2015	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

99.1	Press Release dated June 16, 2015 entitled “Cellectar Biosciences Appoints Industry Veteran Jim Caruso President and Chief Executive Officer”